EXHIBIT 23.1


            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated March 17, 2004, accompanying the financial statements included in the Annual Report of Trycera Financial, Inc. (formerly Whitelight Technologies, Inc.) on Form 10-KSB/A-1 for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Trycera Financial, Inc. on Form S-2/A-1 (File No. 333-121651).

/s/ Chisholm Bierwolf & Nilson, LLC

CHISHOLM, BIERWOLF & NILSON, LLC

Bountiful, Utah
February 25, 2005